Exhibit 99.1

First Industrial Realty Trust Reports

Fourth Quarter and Full Year 2016 Results

•	Occupancy of 96.0%, Up 60 Basis Points from 3Q16

•	Same Store NOI Grew 3.2% in 4Q16 and 6.1% for the Year

•	Cash Rental Rates Were Up 7.0% in 4Q16

•	Increased First Quarter 2017 Dividend 10.5% to $0.21 Per Share

•	Placed In Service 11 Developments Comprised of 3.3 Million SF with Total Investment of $210.1 Million in 2016

•	Acquired Six Buildings Totaling 709,000 Square Feet Plus Six Land Parcels for $111.1 Million in 2016

•	Completed $30.9 Million of Asset Sales in 4Q16, $169.9 Million for 2016

•	Started “The Ranch by First Industrial,” a Six-Building, 936,000 Square-Foot Park in the Inland Empire, Estimated Total Investment of $86.7 Million

•	In 1Q17, Entered into a Note and Guaranty Agreement for $200 Million of Long-Term Unsecured Notes with a Weighted Average Interest Rate of 4.34% in a Private Placement

CHICAGO, February 22, 2017 – First Industrial Realty Trust, Inc. (NYSE: FR), a leading fully integrated owner, operator and developer of industrial real estate, today announced results for the fourth quarter and full year 2016. Diluted net income available to common stockholders per share (EPS) was $0.20 in the fourth quarter, compared to $0.39 a year ago. Full year 2016 diluted net income available to common stockholders was $1.05 per share, compared to $0.66 per share in 2015.

First Industrial’s fourth quarter FFO was $0.38 per share/unit on a diluted basis, compared to $0.37 per share/unit a year ago.

Full year 2016 FFO was $1.45 per share/unit on a diluted basis versus $1.27 per share/unit in 2015.

“First Industrial produced another excellent year in 2016, driving increased cash flow for our shareholders and further enhancing our portfolio through high quality developments, acquisitions and targeted sales,” said Peter E. Baccile, First Industrial’s president and CEO. “Our operating metrics reflect the team’s excellent execution and the continuing strong fundamentals in our industry. We look to build upon our track record in 2017 and beyond, levering the strengths of our platform.”

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Portfolio Performance – Fourth Quarter 2016

•	In service occupancy was 96.0% at the end of the fourth quarter, compared to 95.4% at the end of the third quarter of 2016, and 96.1% at the end of the fourth quarter of 2015. As compared to September 30th, 2016, 4Q16 occupancy reflects a 100 basis point contribution from asset sales and 30 basis points from leasing, partially offset by the 70 basis point impact from acquisitions placed in service.

•	Tenants were retained in 80.5% of square footage up for renewal.

•	Same property cash basis net operating income (NOI) increased 3.2%. Including lease termination fees, same property NOI increased 3.1%. For the full year, same property cash basis NOI increased 6.1%. Including lease termination fees, same property NOI for 2016 increased 5.9%.

•	Rental rates increased 7.0% on a cash basis and increased 17.8% on a GAAP basis; leasing costs were $2.50 per square foot.

Common Stock Dividend Increased

The board of directors declared a common dividend of $0.21 per share/unit for the quarter ending March 31, 2017 payable on April 17, 2017 to stockholders of record on March 31, 2017. The new dividend rate represents a 10.5% increase from the prior rate of $0.19 per share.

Capital Markets – First Quarter 2017

On February 21, 2017, the Company entered into a note and guaranty agreement to issue $200 million of fixed rate senior unsecured notes in a private placement offering with a weighted average interest rate of 4.34%. The notes are comprised of two tranches: $125 million with a 10-year term at an interest rate of 4.30% and $75 million with a 12-year term at an interest rate of 4.40%. The Company anticipates closing the offering on or about April 20, 2017.

“We are pleased to return to the unsecured debt markets through this $200 million private placement as we position our balance sheet to lower our long-term borrowing costs,” said Scott Musil, chief financial officer. “The offering demonstrates the strength of our credit profile and portfolio.”

Investment and Disposition Activities

In the fourth quarter, the Company:

•	Placed in service five developments comprised of 1.7 million square feet, 96% leased on average, with total estimated investment of $110.4 million. These were comprised of speculative buildings in New Jersey, Phoenix and Dallas and build-to-suits in Atlanta and Southern California.

•	Started development of The Ranch by First Industrial, a six-building, 936,000 square-foot park in Southern California in the Chino submarket of the Inland Empire West with an estimated total investment of $86.7 million.

•	Acquired a 63,000 square-foot building in the Doral submarket of Miami for $8.4 million and a 100,000 square-foot building in Indianapolis for $4.1 million.

•	Sold 13 buildings comprising 1.3 million square feet for a total of $30.9 million.

For the full year 2016, the Company:

•	Placed in service 11 buildings, 98% leased on average at December 31st, totaling 3.3 million square feet with an estimated total investment of $210.1 million.

•	Acquired six buildings totaling 709,000 square feet for $56.7 million.

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•	Acquired six land parcels for a total investment of $54.4 million.

•	Sold 63 buildings totaling 3.9 million square feet for a total of $169.9 million.

In the first quarter of 2017 to date, the Company:

•	Sold a three-building portfolio comprised of 74,000 square feet in the Philadelphia market for $5.5 million.

“In 2016, we created value for shareholders through our development program, placing in service $210 million of state-of-the-art buildings that were 98% leased,” said Johannson Yap, chief investment officer. “To support our long-term cash flow growth, our team continues to replenish our development pipeline with land acquisitions, particularly those which we can put in production rapidly to meet tenant demand, along with select acquisitions.”

Outlook for 2017

Mr. Baccile stated, “In 2017, our focus continues to be on driving incremental cash flow from leasing within our portfolio and our development investments. The supply and demand picture in the industrial real estate sector remains favorable, supporting further market rent growth and growth in cash rents within our portfolio.”

	Low End of Guidance for 2017 (Per share/unit)	High End of Guidance for 2017 (Per share/unit)
Net Income Available to Common Stockholders	0.49	0.59
Add: Real Estate Depreciation/Amortization	0.97	0.97

FFO (NAREIT Definition)	$1.46	$1.56

FFO Excluding the Loss on Retirement from a Planned Prepayment of Secured Debt	$1.47	$1.57

The following assumptions were used:

•	Average quarter-end in service occupancy of 95.5% to 96.5%.

•	Same-store NOI on a cash basis before termination fees of positive 2.75% to 4.75% for the full year.

•	General and administrative expense of approximately $26 million to $27 million.

•	Guidance includes the incremental costs expected in 2017 related to the Company’s developments under construction as of December 31, 2016. In total, the Company expects to capitalize $0.03 per share of interest related to these projects in 2017.

•	Guidance reflects the issuance of $200 million of unsecured notes in the private placement discussed above, the planned retirement of the Company’s 2017 unsecured senior notes at their maturities and the first quarter prepayment of $35.4 million of secured debt originally maturing in October 2020.

•	Other than the above, guidance does not include the impact of:

○	any other future debt repurchases prior to maturity or future debt issuances,

○	any future investments or property sales,

○	any future NAREIT-compliant gains or losses,

○	any future impairment gains or losses, or

○	any future equity issuance.

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A number of factors could impact our ability to deliver results in line with our assumptions, such as interest rates, the economy, the supply and demand of industrial real estate, the availability and terms of financing to potential acquirers of real estate, the timing and yields for divestment and investment, and numerous other variables. There can be no assurance that First Industrial can achieve such results.

Conference Call

First Industrial will host its quarterly conference call on Thursday, February 23, 2017 at 12:00 p.m. EST (11:00 a.m. CST). The conference call may be accessed by dialing (888) 823-7459, passcode “First Industrial.” The conference call will also be webcast live on the Investor Relations page of the Company’s website at www.firstindustrial.com. The replay will also be available on the website.

The Company’s fourth quarter and full year 2016 supplemental information can be viewed at www.firstindustrial.com under the “Investors” tab.

FFO Definition

First Industrial reports FFO in accordance with the NAREIT definition to provide a comparative measure to other REITs. NAREIT recommends that REITs define FFO as net income, excluding gains (or losses) from the sale of previously depreciated property, plus depreciation and amortization, excluding impairments from previously depreciated assets, and after adjustments for unconsolidated partnerships and joint ventures.

About First Industrial Realty Trust, Inc.

First Industrial Realty Trust, Inc. (NYSE: FR) is a leading fully integrated owner, operator, and developer of industrial real estate with a track record of providing industry leading customer service to multinational corporations and regional customers. Across major markets in the United States, our local market experts manage, lease, buy, (re)develop, and sell bulk and regional distribution centers, light industrial, and other industrial facility types. In total, we own and have under development approximately 64.7 million square feet of industrial space as of December 31, 2016. For more information, please visit us at www.firstindustrial.com.

Forward-Looking Information

This press release and the presentation to which it refers may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934. We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on certain assumptions and describe our future plans, strategies and expectations, and are generally identifiable by use of the words “believe,” “expect,” “plan,” “intend,” “anticipate,” “estimate,” “project,” “seek,” “target,” “potential,” “focus,” “may,” “will,” “should” or similar words. Although we believe the expectations reflected in forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. Factors which could have a materially adverse effect on our operations and future prospects include, but are not limited to: changes in national, international, regional and local economic conditions generally and real estate markets specifically; changes in legislation/regulation (including changes to laws governing the taxation of real estate investment trusts) and actions of regulatory authorities; our ability to qualify and maintain our status as a real estate investment trust; the

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availability and attractiveness of financing (including both public and private capital) and changes in interest rates; the availability and attractiveness of terms of additional debt repurchases; changes in our credit agency ratings; our ability to comply with applicable financial covenants; our competitive environment; changes in supply, demand and valuation of industrial properties and land in our current and potential market areas; difficulties in identifying and consummating acquisitions and dispositions; our ability to manage the integration of properties we acquire; potential liability relating to environmental matters; defaults on or non-renewal of leases by our tenants; decreased rental rates or increased vacancy rates; higher-than-expected real estate construction costs and delays in development or lease-up schedules; changes in general accounting principles, policies and guidelines applicable to real estate investment trusts; and other risks and uncertainties described under the heading “Risk Factors” and elsewhere in our annual report on Form 10-K for the year ended December 31, 2015, as well as those risks and uncertainties discussed from time to time in our other Exchange Act reports and in our other public filings with the SEC. We caution you not to place undue reliance on forward-looking statements, which reflect our outlook only and speak only as of the date of this press release or the dates indicated in the statements. We assume no obligation to update or supplement forward-looking statements. For further information on these and other factors that could impact us and the statements contained herein, reference should be made to our filings with the SEC.

A schedule of selected financial information is attached.

Contact:	Art Harmon
Vice President, Investor Relations and Marketing
312-344-4320

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FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
Statement of Operations and Other Data:
Total Revenues	$97,976	$93,209	$378,020	$365,823
Property Expenses	(29,543)	(28,966)	(112,324)	(114,628)
General and Administrative	(6,613)	(6,336)	(26,703)	(25,362)
Acquisition Costs	(153)	(1,039)	(491)	(1,403)
Impairment of Real Estate	—	—	—	(626)
Depreciation of Corporate FF&E	(196)	(168)	(776)	(688)
Depreciation and Other Amortization of Real Estate	(28,418)	(28,707)	(116,506)	(113,126)

Total Expenses	(64,923)	(65,216)	(256,800)	(255,833)
Gain on Sale of Real Estate	7,374	35,822	68,202	48,906
Interest Expense	(14,175)	(17,745)	(59,430)	(67,424)
Amortization of Deferred Financing Costs	(782)	(868)	(3,219)	(3,159)
Mark-to-Market and Settlement Loss on Interest Rate Protection Agreements	—	—	—	(11,546)

Income from Continuing Operations Before Equity in (Loss) Income of Joint Ventures and Income Tax (Provision) Benefit	25,470	45,202	126,773	76,767
Equity in (Loss) Income of Joint Ventures (a)	—	(6)	—	55
Income Tax (Provision) Benefit	(857)	10	(1,089)	(117)

Net Income	24,613	45,206	125,684	76,705
Net Income Attributable to the Noncontrolling Interest	(817)	(1,706)	(4,452)	(2,903)

Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$23,796	$43,500	$121,232	$73,802

RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO FFO (b) AND AFFO (b)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$23,796	$43,500	$121,232	$73,802
Depreciation and Other Amortization of Real Estate	28,418	28,707	116,506	113,126
Impairment of Depreciable Real Estate	—	—	—	626
Noncontrolling Interest	817	1,706	4,452	2,903
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	—	—	17
Gain on Sale of Depreciable Real Estate	(7,374)	(31,012)	(68,202)	(44,022)
Gain on Sale of Depreciable Real Estate from Joint Ventures (a)	—	—	—	(63)

Funds From Operations (NAREIT) ("FFO") (b)	$45,657	$42,901	$173,988	$146,389
Restricted Stock/Unit Amortization	1,473	1,603	7,371	7,177
Amortization of Debt Discounts / (Premiums) and Hedge Costs	64	148	264	592
Amortization of Deferred Financing Costs	782	868	3,219	3,159
Depreciation of Corporate FF&E	196	168	776	688
Mark-to-Market and Settlement Loss on Interest Rate Protection Agreements	—	—	—	11,546
Gain on Sale of Non-Depreciable Real Estate	—	(4,810)	—	(4,884)
Non-incremental Building Improvements	(7,267)	(6,366)	(16,301)	(16,622)
Non-incremental Leasing Costs	(6,614)	(6,451)	(26,170)	(26,758)
Capitalized Interest	(1,244)	(768)	(3,523)	(2,453)
Capitalized Overhead	(118)	(98)	(507)	(265)
Straight-Line Rent, Amortization of Above (Below) Market Leases and Lease Inducements	(1,473)	(765)	(6,623)	(5,795)

Adjusted Funds From Operations ("AFFO") (b)	$31,456	$26,430	$132,494	$112,774

FIRST INDUSTRIAL REALTY TRUST, INC.

Selected Financial Data

(Unaudited)

(In thousands except per share/Unit data)

	Three Months Ended		Twelve Months Ended
	December 31, 2016	December 31, 2015	December 31, 2016	December 31, 2015
RECONCILIATION OF NET INCOME AVAILABLE TO FIRST INDUSTRIAL REALTY TRUST, INC.'S COMMON STOCKHOLDERS AND PARTICIPATING SECURITIES TO EBITDA (b) AND NOI (b)
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$23,796	$43,500	$121,232	$73,802
Interest Expense	14,175	17,745	59,430	67,424
Depreciation and Other Amortization of Real Estate	28,418	28,707	116,506	113,126
Impairment of Depreciable Real Estate	—	—	—	626
Income Tax Provision (Benefit)	857	(10)	1,089	117
Mark-to-Market and Settlement Loss on Interest Rate Protection Agreements	—	—	—	11,546
Noncontrolling Interest	817	1,706	4,452	2,903
Amortization of Deferred Financing Costs	782	868	3,219	3,159
Depreciation of Corporate FF&E	196	168	776	688
Equity in Depreciation and Other Amortization of Joint Ventures (a)	—	—	—	17
Gain on Sale of Non-Depreciable Real Estate	—	(4,810)	—	(4,884)
Gain on Sale of Depreciable Real Estate	(7,374)	(31,012)	(68,202)	(44,022)
Gain on Sale of Depreciable Real Estate from Joint Ventures (a)	—	—	—	(63)

EBITDA (b)	$61,667	$56,862	$238,502	$224,439
General and Administrative	6,613	6,336	26,703	25,362
Acquisition Costs	153	1,039	491	1,403
FFO from Joint Ventures (b)	—	6	—	(73)

Net Operating Income ("NOI") (b)	$68,433	$64,243	$265,696	$251,131
Non-Same Store NOI	(6,700)	(4,972)	(21,484)	(17,092)

Same Store NOI Before Same Store Adjustments (b)	$61,733	$59,271	$244,212	$234,039
Lease Inducement Amortization	218	206	895	788
Straight-line Rent	415	854	355	(3,511)
Above (Below) Market Lease Amortization	(240)	(88)	(941)	(397)
Lease Termination Fees	(188)	(225)	(396)	(800)

Same Store NOI (Cash Basis without Termination Fees) (b)	$61,938	$60,018	$244,125	$230,119

Weighted Avg. Number of Shares/Units Outstanding—Basic	120,740	114,722	119,274	114,709
Weighted Avg. Number of Shares Outstanding—Basic	116,636	110,392	115,030	110,352
Weighted Avg. Number of Shares/Units Outstanding—Diluted	121,146	115,246	119,614	115,138
Weighted Avg. Number of Shares Outstanding—Diluted	117,042	110,916	115,370	110,781

Per Share/Unit Data:
Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders and Participating Securities	$23,796	$43,500	$121,232	$73,802
Less: Allocation to Participating Securities	(82)	(153)	(411)	(248)

Net Income Available to First Industrial Realty Trust, Inc.'s Common Stockholders	$23,714	$43,347	$120,821	$73,554
Basic Per Share	$0.20	$0.39	$1.05	$0.67
Diluted Per Share	$0.20	$0.39	$1.05	$0.66
FFO (NAREIT)	$45,657	$42,901	$173,988	$146,389
Less: Allocation to Participating Securities	(154)	(145)	(568)	(473)

FFO (NAREIT) Allocable to Common Stockholders and Unitholders	$45,503	$42,756	$173,420	$145,916
Basic/Diluted Per Share/Unit	$0.38	$0.37	$1.45	$1.27
Common Dividends/Distributions Per Share/Unit	$0.1900	$0.1275	$0.7600	$0.5100

Balance Sheet Data (end of period):
Gross Real Estate Investment	$3,384,914	$3,293,968
Real Estate and Other Assets Held For Sale, Net	2,354	2,510
Total Assets (c)	2,793,263	2,709,808
Debt (c)	1,347,092	1,434,168
Total Liabilities (c)	1,508,638	1,594,673
Total Equity	$1,284,625	$1,115,135

a)	Represents our pro rata share of net income (loss), depreciation and amortization on real estate and gain (loss) on sale of depreciable real estate, if applicable.

b)	Investors in, and analysts following, the real estate industry utilize funds from operations (“FFO”), net operating income (“NOI”), EBITDA and adjusted funds from operations (“AFFO”), variously defined below, as supplemental performance measures. While we believe net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, as defined by GAAP, is the most appropriate measure, it considers FFO, NOI, EBITDA and AFFO, given their wide use by, and relevance to investors and analysts, appropriate supplemental performance measures. FFO, reflecting the assumption that real estate asset values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation and amortization of real estate assets. NOI provides a measure of rental operations, and does not factor in depreciation and amortization and non-property specific expenses such as general and administrative expenses. EBITDA provides a tool to further evaluate the ability to incur and service debt and to fund dividends and other cash needs. AFFO provides a tool to further evaluate the ability to fund dividends. In addition, FFO, NOI, EBITDA and AFFO are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value.

As used herein, we calculate FFO to be equal to net income available to First Industrial Realty Trust, Inc.‘s common stockholders and participating securities, plus depreciation and other amortization of real estate, plus impairment of depreciable real estate, minus gain on sale of depreciable real estate.

NOI is defined as our revenues, minus property expenses such as real estate taxes, repairs and maintenance, property management, utilities, insurance and other expenses.

EBITDA is defined as NOI plus the equity in FFO of our joint ventures, which were accounted for under the equity method of accounting, minus general and administrative expenses and acquisition costs.

AFFO is defined as EBITDA minus GAAP interest expense, minus capitalized interest and overhead, plus amortization of debt discounts / (premiums) and hedge costs, minus straight-line rental income, amortization of above (below) market leases and lease inducements, minus provision for income taxes or plus benefit for income taxes, plus restricted stock amortization, minus non-incremental capital expenditures. Non-incremental capital expenditures are building improvements and leasing costs required to maintain current revenues.

FFO, NOI, EBITDA and AFFO do not represent cash generated from operating activities in accordance with GAAP and are not necessarily indicative of cash available to fund cash needs, including the repayment of principal on debt and payment of dividends and distributions. FFO, NOI, EBITDA and AFFO should not be considered as substitutes for net income available to common stockholders and participating securities (calculated in accordance with GAAP) as a measure of results of operations or cash flows (calculated in accordance with GAAP) as a measure of liquidity. FFO, NOI, EBITDA and AFFO as currently calculated by us may not be comparable to similarly titled, but variously calculated, measures of other REITs.

In addition, we consider cash-basis same store NOI (“SS NOI”) to be a useful supplemental measure of our operating performance. Same store properties include all properties owned prior to January 1, 2015 and held as an in service property through the end of the current reporting period, and developments and redevelopments that were placed in service or were substantially completed for 12 months prior to January 1, 2015 (the “Same Store Pool”). We define SS NOI as NOI, less NOI of properties not in the Same Store Pool, less the impact of straight-line rent, the amortization of lease inducements, the amortization of above/below market rent and the impact of lease termination fees. We exclude straight-line rent, amortization of lease inducements and above/below market rent in calculating SS NOI because we believe it provides a better measure of actual cash basis rental growth for a year-over-year comparison. In addition, we believe that SS NOI helps the investing public compare the operating performance of a company’s real estate as compared to other companies. While SS NOI is a relevant and widely used measure of operating performance of real estate investment trusts, it does not represent cash flow from operations or net income as defined by GAAP and should not be considered as an alternative to those measures in evaluating our liquidity or operating performance. SS NOI also does not reflect general and administrative expense, acquisition costs, interest expense, depreciation and amortization, impairment charges, equity in income and loss from joint ventures, income tax benefit and expense, sale of real estate, mark-to-market and settlement loss on interest rate protection agreements, capital expenditures and leasing costs, or trends in development and construction activities that could materially impact our results from operations. Further, our computation of SS NOI may not be comparable to that of other real estate companies, as they may use different methodologies for calculating SS NOI.

c)	Effective January 1, 2016, we adopted Accounting Standards Update (“ASU”) No. 2015-03, “Simplifying the Presentation of Debt Issuance Costs” (“ASU 2015-03”), which amended the presentation of debt issuance costs on the consolidated balance sheet. ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts, instead of as an asset. The adoption of ASU 2015-03 was applied retrospectively. The debt issuance costs related to the Unsecured Credit Facility remain classified as an asset and are included in prepaid expenses and other assets on the consolidated balance sheets.